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                                                                   EXHIBIT 10.71
                           SANTA FE GAMING CORPORATION
                             SAHARA LAS VEGAS CORP.


                                 THIRD AMENDMENT
                         TO SECOND AMENDED AND RESTATED
                             NOTE PURCHASE AGREEMENT


                  This THIRD AMENDMENT TO SECOND AMENDED AND RESTATED NOTE PURCHASE AGREEMENT (this "AMENDMENT") is dated as of December 16, 1999 and entered into by and among Santa Fe Gaming Corporation, a Nevada corporation ("SGC"), Sahara Las Vegas Corp., a Nevada corporation ("COMPANY"), SunAmerica Life Insurance Company, an Arizona life insurance company ("SUNAMERICA"), Anchor National Life Insurance Company, an Arizona life insurance company ("ANCHOR"), and SunAmerica, as Collateral Agent, and, for purposes of Sections 5 and 6 hereof, SGC and the other Credit Support Parties (as defined in Section 5 hereof) listed on the signature pages hereof, and is made with reference to that certain Second Amended and Restated Note Purchase Agreement dated as of November 25, 1997 (as amended, the "NOTE PURCHASE AGREEMENT"), by and among SGC, Company, SunAmerica and Anchor. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Note Purchase Agreement.

                                    RECITALS

                  WHEREAS, the Company desires to extend the maturity of the Indebtedness outstanding under the Note Purchase Agreement by exchanging all of its outstanding Notes due December 15, 1999, for restated notes of the Company due December 14, 2000;

                  WHEREAS, concurrent with the above-mentioned exchange, the Company desires to amend certain covenants contained in the Note Purchase Agreement;

                  WHEREAS, on February 23, 1999 and April 12, 1999, Pioneer Finance and Pioneer Hotel, Inc. respectively filed voluntary petitions for relief under the Bankruptcy Code with the United States Bankruptcy Court (the "PIONEER BANKRUPTCY");

                  WHEREAS, pursuant to the Pioneer Reorganization Plan, as such may be amended from time to time, it is contemplated that SGC may be required to provide a capital contribution to Pioneer Finance and/or Pioneer Hotel, Inc.;

                  WHEREAS, the Company and SGC have proposed that the aforementioned capital contribution may be accomplished through a purchase by Company of additional Pioneer Bonds that may be contributed to Pioneer; and

                  WHEREAS, the Company desires to amend the Note Purchase Agreement to provide for advances evidenced by additional notes of the Company upon the occurrence of specified conditions, the proceeds of which would be used to purchase additional Pioneer Bonds.

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                  NOW, THEREFORE, in consideration of the premises and the
agreements, provisions and covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                  SECTION 1 AMENDMENTS TO THE NOTE PURCHASE AGREEMENT

                  1.1 AMENDMENT TO SECTION 1.1: DEFINITIONS AND CONSTRUCTION.

                  A. Subsection 1.1 of the Note Purchase Agreement is hereby amended by adding thereto the following definitions, which shall be inserted in proper alphabetical order:

                  "`ADDITIONAL NOTES' means those additional 12% Notes of the Company due December 14, 2000, issued on the Third Amendment Effective Date to evidence advances in an aggregate principal amount equal to the Additional Notes Advance Amount, as amended, modified or otherwise supplemented or replaced from time to time."

                  "`ADDITIONAL NOTES ADVANCE AMOUNT' means the aggregate principal amount of advances outstanding at any time evidenced by the Additional Notes requested by the Company as set forth in a Borrowing Request; it being understood that the aggregate principal amount of all advances evidenced by the Additional Notes shall not exceed the lesser of (i) $7,500,000 and (ii) 80% of the appraised value of the Wet `N' Wild Property in the Wet `N' Wild Appraisal LESS the aggregate outstanding amount of the Restated Notes."

                  "`ADDITIONAL NOTES ADVANCE DATE' means the date of any advance evidenced by the Additional Notes pursuant to subsection 2.2B, it being understood that no such advance may occur after the Pioneer Plan Effective Date."

                  "`ANCHOR' means Anchor National Life Insurance Company, an Arizona life insurance company."

                  "`BORROWING REQUEST' means the request set forth as Exhibit I attached to the Third Amendment."

                  "`MATURITY DATE' means December 14, 2000."

                  "`PIONEER HOTEL' means Pioneer Hotel, Inc., a Nevada corporation."

                  "`PIONEER PLAN EFFECTIVE DATE' means the date upon which all of the conditions precedent to the effectiveness of the Pioneer Reorganization Plan are fulfilled."

                  "`PIONEER REORGANIZATION PLAN' means the joint reorganization plan of Pioneer Finance and Pioneer Hotel, as amended from time to time, relating to its petition for relief filed under Chapter 11 of the Bankruptcy Code."

                  "`RESTATED NOTES' means $43,000,000 in principal amount of Company's 12% Notes Due December 14, 2000 issued to SunAmerica and Anchor on the Third Amendment Effective Date, which notes amend and restate the Tranche A Notes and the Tranche B Notes, as amended, modified or otherwise supplemented or replaced from time to time."

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                  "`SFHI 9.5% NOTES' has the meaning set forth in subsection
6.11."

                  "`SGC PLEDGE AGREEMENT' means that Pledge Agreement in the form set forth as Exhibit II to the Third Amendment, as amended, modified or otherwise supplemented or replaced from time to time."

                  "`THIRD AMENDMENT' means that certain Third Amendment to Second Amended and Restated Note Purchase Agreement dated as of December 16, 1999 among SGC, the Company and SunAmerica and, for purposes of Sections 4 and 5 thereof, the other Credit Support Parties."

                  "`THIRD AMENDMENT EFFECTIVE DATE' has the meaning assigned to that term in the Third Amendment."

                  B. Section 1.1 of the Note Purchase Agreement is hereby amended by amending and restating the following definition:

                  "`INITIAL HOLDERS' means Anchor and SunAmerica.

                  "`NOTES' means the Restated Notes and the Additional Notes."

                  C. Section 1.1 of the Note Purchase Agreement is hereby amended by deleting the following definitions in their entirety: "Appraisal Deficit Amount", "Appraisal Deficit Redemption Date", "Permitted Equity Financing", "Requisite Tranche A Holders" and "Requisite Tranche B Holders".

                  1.2 AMENDMENT TO SECTIONS 2.1 - 2.5. Sections 2.1 - 2.5 of the Note Purchase Agreement are hereby amended and restated in their entirety as follows:

                  "2.1A AUTHORIZATION OF EXCHANGE OF TRANCHE A NOTES AND TRANCHE B NOTES FOR RESTATED NOTES. Company has authorized the exchange of the Tranche A Notes and Tranche B Notes for the Restated Notes, pursuant to the terms and conditions hereof and of the Third Amendment and as provided herein and in the Third Amendment. The Restated Notes shall evidence all Obligations evidenced by the Tranche A Notes and Tranche B Notes and shall replace the Tranche A Notes and the Tranche B Notes. Company has also authorized the issuance and sale of the Additional Notes pursuant to the terms and conditions hereof and of the Third Amendment.

                  2.2A EXCHANGE OF TRANCHE A NOTES AND TRANCHE B NOTES FOR RESTATED NOTES. Subject to the terms and conditions hereof and of the Third Amendment, on the Third Amendment Effective Date, Company will exchange all of the issued and outstanding Tranche A Notes and Tranche B Notes for Restated Notes. The Restated Notes will consist of two Restated Notes in aggregate principal amounts of $12,170,000 and $20,500,000 payable to SunAmerica and a Restated Note in an aggregate principal amount of $10,330,000 payable to Anchor. On the Effective Date, subject to the terms and conditions hereof and of the Third Amendment, (i) SunAmerica and Anchor shall surrender the Tranche A Notes and Tranche B Notes and the Company shall issue the Restated Notes to SunAmerica and Anchor and (ii) Company shall pay an amount in cash

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         by wire transfer of immediately available funds equal to the accrued but unpaid interest on the Tranche A Notes and Tranche B Notes as of December 15, 1999 to SunAmerica and Anchor.

                  2.2B ISSUANCE OF ADDITIONAL NOTES. Subject to the terms and conditions hereof and of the Third Amendment, on the Third Amendment Effective Date, the Company shall issue Additional Notes to SunAmerica and Anchor in an aggregate principal amount equal to $7,500,000. The Additional Notes will consist of an Additional Note in the aggregate principal amounts of $5,625,000 payable to SunAmerica and an Additional
         Note in the aggregate principal amount of $1,875,000 payable to Anchor.

                  Each of the Initial Holders severally agree, on the terms and conditions set forth herein, to advance the Additional Notes Advance Amount to Company on any Business Day during the period from the date hereof until the Maturity Date in an aggregate amount not to exceed $5,625,000 in the case of SunAmerica and $1,875,000 in the case of Anchor (such Initial Holder's "Commitment"). Any individual advance of amounts constituting the Additional Notes Advance Amount shall be in an aggregate amount not less than $1,000,000 (except that the last Additional Notes Advance Amount may be in an aggregate amount equal to the total of the then unused portion of the Commitments) nor more than the aggregate principal amount of the Additional Notes Advance Amount, and shall be made simultaneously from the Initial Holders ratably according to their respective Commitments. No amounts advanced pursuant to the Commitments that are repaid may be reborrowed.

                  The Initial Holders shall have received, no less than 3 Business Days prior to any proposed Additional Notes Advance Date, an originally executed Borrowing Request, in each case signed by the chief executive officer, the chief financial officer or the treasurer of Company or by any executive officer of Company designated by any of the above-described officers on behalf of Company (to be confirmed immediately in writing and to be accompanied or preceded by the documents required by this subsection 2.2B). The Borrowing Request shall be in the form attached to the Third Amendment as Exhibit I and shall specify the Additional Notes Advance Date and the aggregate amount of the proposed advance. Each Initial Holder shall, before 11:00A.M. (Los Angeles time) on the date of such advance specified in the Borrowing Request, wire transfer such Initial Holder's pro rata portion of the advance to the Additional Collateral Account.

                  Each Borrowing Request shall be irrevocable and binding on the Company and, in respect of the advance specified in such Borrowing Request, the Company shall indemnify each Initial Holder against any loss or expense incurred by such Initial Holder as a result of any failure to fulfill on or before the Additional Notes Advance Date, the applicable conditions set forth in this subsection 2.2B, including, without limitation, any loss (including loss of anticipated interest) or expense incurred by reason of the liquidation or reemployment of funds acquired by any Initial Holder to fund the advance to be made by such Initial Holder as part of such advance when such advance, as a result of such failure, is not made on such date.

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                  The failure of any Initial Holder to make a requested advance shall not relieve any other Initial Holder from its obligation, if any, hereunder to make its advance on any Additional Notes Advance Date, but no Initial Holder shall be responsible for the failure of any other Initial Holder to make the advance to be made by such other Initial Holder on any Additional Notes Advance Date.

                  Any advance of the Additional Notes Advance Amount by SunAmerica and Anchor to the Company on any Additional Notes Advance Date is subject to the following conditions precedent:

                           (1)      As of the Additional Notes Advance Date:

                           (a) The representations and warranties contained
                  herein and in the other Basic Documents shall be true, correct and complete in all material respects on and as of the Additional Notes Advance Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true, correct and complete in all material respects on and as of such earlier date;

                           (b) No event shall have occurred and be continuing or
                  would result from the advance of the Additional Notes Amount that would constitute an Event of Default or a Potential Event of Default;

                           (c) Each Credit Party shall have performed all
                  agreements and satisfied all conditions which this Agreement and the other Basic Documents provide shall be performed or satisfied by it on or before the Additional Notes Advance Date;

                           (d) No order, judgment or decree of any court,
                  arbitrator or governmental authority shall purport to enjoin or restrain any Holder from advancing the Additional Notes Amount on the Additional Notes Advance Date;

                           (e) The advance of the Additional Notes Amount shall
                  not violate any law including, without limitation, Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System;

                           (f) There shall not be pending or, to the knowledge
                  of any Credit Party, threatened, any action, suit, proceeding, governmental investigation or arbitration against or affecting any Credit Party or any property of any Credit Party that was not disclosed to the Holders or in reports filed by SGC under the Securities Exchange Act of 1934, as amended, prior to the Third Amendment Effective Date, nor shall there be any development in any action, suit, proceeding, governmental investigation or arbitration that was so disclosed prior to the Third Amendment Effective Date, that, in the opinion of the Collateral Agent or of Requisite Holders, could reasonably be expected to have a Material Adverse Effect; and no injunction or other restraining order shall have been issued and no

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                  hearing to cause an injunction or other restraining order to be issued shall be pending or noticed with respect to any action, suit or proceeding seeking to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated by any Basic Document;

                           (g) The aggregate principal amount evidenced by the
                  Additional Notes after giving effect to the advance of the Additional Note Amount does not exceed the lesser of (a) $7,500,000 and (b) 80% of the appraised value of the Wet `N' Wild Property in the Wet `N' Wild Appraisal LESS the aggregate outstanding amount of the Restated Notes;

                           (h) The Pioneer Plan Effective Date has not occurred
                  and the Additional Notes Advance Date shall be prior to December 10, 2000; and

                           (i) Collateral Agent shall have received a CLTA 122
                  Endorsement covering the advance issued by Stewart Title in the form required by the Collateral Agent with respect to the title policy issued by Stewart Title Guaranty Company ("Stewart Title") as Policy No. CL-1530-169331, dated as of January 18, 1996.

                           (2) As of the Additional Notes Advance Date, arrangements satisfactory to SunAmerica and Anchor shall have been made for the transfer of the applicable Additional Notes Advance Amount to the Additional Collateral Account, the transfer of such amount from the Additional Collateral Account to acquire Pioneer Bonds and the pledge of such Pioneer Bonds to the Collateral Agent pursuant to the Company Security Agreement.

                           (3) If, prior to the delivery of the Borrowing Request, Company shall have obtained a new Wet `N' Wild Appraisal reflecting a higher appraised value of the Wet `N' Wild Facility, the Company shall be entitled to submit such new Wet `N' Wild Appraisal to SunAmerica and upon written confirmation by SunAmerica that such appraisal is satisfactory in form, scope, and substance, shall be entitled to rely on such new Wet `N' Wild Appraisal for the purposes of determining the Additional Notes Advance Amount.

                  2.3 CLOSING AND DELIVERY OF TRANCHE A NOTES AND TRANCHE B NOTES. A pre-closing of the exchange of the Tranche A Notes and the Tranche B Notes for the Restated Notes and the issuance of the Additional Notes shall be held at O'Melveny & Myers LLP, 400 South Hope Street, Los Angeles, CA on the Third Amendment Effective Date or at such other time and place as the parties may agree upon. The "Closing", as used herein, shall mean the date that all conditions to the Third Amendment Effective Date hereunder have been satisfied or waived by the Holders. Subject to the terms of this Agreement, at the Closing, Company will deliver to SunAmerica two Restated Notes in the aggregate principal amount of $32,670,000 and an Additional Note in the aggregate principal amount of $5,625,000 and Company will deliver to Anchor one Restated Note in the aggregate principal amount of $10,330,000 and an Additional Note in the aggregate principal amount of $1,875,000, Company will pay to SunAmerica and Anchor

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         all accrued interest due to SunAmerica and Anchor under the Tranche A
         Notes and the Tranche B Notes as of December 15, 1999 and Company will satisfy the terms and conditions of the Closing set forth in the Third Amendment. If at the Closing Company shall fail to tender the Restated Notes and the Additional Notes to the Holders as provided above in this subsection 2.3 and subsections 2.2A or 2.2B, or any of the terms or conditions specified in the Third Amendment shall not have been fulfilled to each Holder's satisfaction, the Holders shall, at their election, be relieved of all further obligations under this Agreement to exchange the Tranche A Notes and Tranche B Notes for Restated Notes or to accept the Restated Notes or Additional Notes. In no event shall the Closing occur after December 20, 1999.

                  2.4      CERTAIN TERMS OF THE NOTES; PAYMENT OF INTEREST.

                  A. INTEREST. The Notes shall bear interest at a rate of 12% per annum, computed on the basis of a 360-day year of twelve 30 day months. Interest on the Notes shall be payable semi-annually on June 20 and December 20 of each year, commencing June 20, 2000 and at the Maturity Date. If amounts are advanced pursuant to the Additional Notes, interest on the amounts issued under the Additional Notes shall accrue from the relevant Additional Notes Advance Date and shall be payable concurrently with the Restated Notes. In addition to the foregoing, interest on the Notes shall be payable on and to any date of any prepayment, redemption or other payment of the Notes (to the extent accrued on the amount of the prepayment, redemption or other payment) and at maturity (including at any accelerated maturity).

                  B. MATURITY. The principal evidenced by the Notes matures on the Maturity Date, and on such date, or on any accelerated maturity, the full amount of principal then outstanding, and all accrued and unpaid interest thereon, shall be due and payable.

                  C. POST-MATURITY INTEREST. From the occurrence and during the continuance of an Event of Default, the principal of the Notes and, to the extent permitted by applicable law, all accrued interest on the Notes and any fees or other amounts owed hereunder shall bear interest (including post-petition interest in any proceeding under the Bankruptcy Code or other applicable bankruptcy laws) compounded monthly payable on demand at a rate which is 2% per annum in excess of the interest rate otherwise payable under this Agreement with respect to the Notes (or, in the case of any such fees and other amounts, at a rate which is 2% per annum in excess of the interest rate otherwise payable under the Notes). Payment or acceptance of the increased rates of interest provided for in this subsection 2.4C is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Collateral Agent or any Holder. For the purpose of complying with NRS 99.050, Company hereby declares that it understands that to the extent interest accrued under the Notes, late charges or other fees and accruals under this Agreement and the other Basic Documents are added to the outstanding principal owing hereunder and the other Basic Documents, a compounding of interest results which compounding is agreed to by Company as a part of the terms of this Agreement and the other Basic Documents.

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                  D. LATE CHARGES. If any payment of principal and/or interest or any other amount payable hereunder or under the other Basic Documents is not paid when due, Company shall pay to each Holder, on demand, a late charge (the "Late Charge") of five cents ($0.05) for each dollar so overdue in order to compensate such Holder for its loss of the timely use of the money and frustration of such Holder in the meeting of its financial commitments. Nothing contained herein shall constitute an extension of any due date for, or a waiver of any obligation to pay, any amounts payable hereunder or under the other Basic Documents.

                  E. RIGHT OF REQUISITE HOLDERS TO REQUIRE SALE OF SFHI NOTES OR PIONEER BONDS TO PAY INTEREST. On or before the dates that are (i) 25 days prior to any payment date preceding the Maturity Date and (ii) 25 days prior to the Maturity Date, the Company shall provide to the Holders evidence satisfactory to the holders of more than 50% in aggregate principal amount of the Notes that Company has or will have on or prior to the applicable payment date, sufficient funds to pay in full the payments on the Notes due on such date. If Company does not provide such satisfactory evidence with respect to its ability to pay interest on such interest payment dates, at the written instruction of the holders of more than 50% in aggregate principal amount of the Notes, the Company shall sell SFHI Notes or Pioneer Bonds held as Collateral, and deposit the proceeds thereof in the Cash Collateral Account and apply such proceeds to make the interest payments due.

                  2.5 GENERAL PROVISIONS REGARDING PAYMENTS; OPTIONAL REDEMPTION; MANDATORY REDEMPTION AND CHANGE IN CONTROL REPURCHASE; RELEASE OF SFHI NOTES AS COLLATERAL.

                  A. GENERAL PROVISIONS REGARDING PAYMENTS.

                  (i) MANNER AND TIME OF PAYMENT. All payments by Company of principal, interest, fees and other Obligations hereunder and under the Notes shall be made in Dollars in same day funds, without reductions of any payment on account of any defense, set-off or counterclaim, free of any restriction or condition and without surrender or presentation of such Note, and delivered to the applicable Holder not later than 11:00 A.M. (Los Angeles time) on the date due at its address and in the manner set forth in Schedule 2 annexed hereto (or at such other place and in such other manner as such Holder may designate from time to time by written notice to Company); funds received by the applicable Holder after that time on such due date shall be deemed to have been paid by Company on the next succeeding Business Day. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day.

                  (ii) APPLICATION AND APPORTIONMENT OF PAYMENTS. All payments made hereunder shall be applied first to late charges, costs and expenses owing to Collateral Agent and then to Holders hereunder and under the other Basic Documents, second to accrued interest due under the Notes and third to the principal balance of the Notes. Aggregate principal, interest and applicable late charge payments shall be ratably

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         apportioned among all outstanding Notes, as the case may be, to which such payments relate.

                  (iii) NOTATION OF PAYMENT. Each Holder agrees that before disposing of any Note held by it, or any part thereof (other than by granting participations therein), that Holder will make a notation thereon of all principal payments previously made thereon and of the date to which interest thereon has been paid; PROVIDED that the failure to make (or any error in the making of) a notation of the Note shall not limit or otherwise affect the obligations of Company hereunder or under such Note or any payments of principal or interest on such Note.

                  B. OPTIONAL REDEMPTION.

                  (i) OPTIONAL REDEMPTION. The Notes may be redeemed at any time and from time to time, in whole or in part, at the option of the Company, at a price paid in cash equal to 100% of the principal amount then outstanding to be redeemed, together with accrued and unpaid interest thereon to the redemption date. Company shall give Holders not less than thirty days prior written notice of a redemption pursuant to this subsection 2.5B (i) and shall not redeem Notes pursuant to this subsection 2.5B except in a minimum aggregate principal amount of $5,000,000 and integral multiples of $1,000,000 thereof.

                  (ii) REDEMPTION UPON SALE OF WET `N' WILD PREMISES. Notwithstanding clause (i) above, if Company transfers the Wet `N' Wild Premises to an unaffiliated third party or to another Person with the prior written consent of the Holders of more than 50% of the aggregate principal amount of the Notes, the Notes shall be immediately redeemed by Company in whole at a price paid in cash equal to the redemption price payable in connection with the optional redemption of Notes pursuant to subsection 2.5B(i) plus accrued but unpaid interest thereon to the redemption date. If the Company requests the consent of the Holders of more than 50% of the Notes under this subsection 2.5B(ii), if such Holders have not responded to such request in writing within ten (10) Business days of the receipt by the Holders of the Notes of such request, such request shall be deemed to have been rejected. Upon a redemption pursuant to this subsection 2.5B(ii), the Wet `N' Wild Premises shall be released by the Collateral Agent.

                  C. MANDATORY REDEMPTION AND CHANGE IN CONTROL REPURCHASE.

                  (i) PAYMENT REQUIRED ON JUNE 20, 2000. On June 20, 2000, Company shall make a payment of $3,000,000 to be applied on a pro rata basis to the aggregate principal amount then outstanding under the Restated Notes, and upon such payment, the Holders shall make a notation on the Restated Notes reflecting such payment of principal.

                  (ii) PAYMENT REQUIRED UNDER DEEDS OF TRUST. Company shall redeem or otherwise pay the principal amount of the Notes and accrued interest thereon as required pursuant to the Deeds of Trust, at a redemption price equal to the redemption price payable in connection with the optional redemption of Notes pursuant to subsection 2.5B(i) plus accrued and unpaid interest thereon to the redemption date.

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                  (iii) REDEMPTION BASED ON REDEMPTION OR TRANSFER OF SFHI NOTES
         OR PIONEER BONDS. If any SFHI Notes or Pioneer Bonds that constitute Collateral are mandatorily redeemed under the SFHI Indenture or the Pioneer Indenture with the proceeds of any recovery as a result of casualty or condemnation or pursuant to Section 3.8 of the SFHI Indenture or pursuant to the Pioneer Indenture, the same principal amount of Notes shall be immediately redeemed with accrued interest thereon to the redemption date, at a redemption price equal to 100% of the principal amount so redeemed (or, if the redemption is a voluntary redemption or any other type of redemption, purchase or other payment of any nature under the SFHI Indenture or the Pioneer Indenture, at a redemption price equal to the redemption price payable in connection with the optional redemption of Notes pursuant to subsection 2.5B(i)) plus accrued and unpaid interest thereon to the redemption date; provided that this subsection 2.5C(iii) shall not apply to any release of Pioneer Bonds in accordance with subsection 2.5H.

                  (iv) REDEMPTION BASED ON SFHI CASH FLOW. If as of the end of any fiscal quarter, SFHI Cash Flow for the preceding four quarter period is less than $13,500,000, Company will be required to redeem a principal amount of Notes equal to $7,000,000 in the aggregate at a redemption price equal to the redemption price payable in connection with the optional redemption of Notes pursuant to Section 2.5B(i) plus accrued and unpaid interest thereon to the redemption date which shall be within 30 days after the date of delivery by SGC of financial statements for such fiscal quarter pursuant to subsection 5.1A; it being understood that Company or Collateral Agent shall be entitled to sell SFHI Notes held as Collateral to persons other than SGC or any of its Affiliates in order to make such redemption. Company shall only redeem Notes as provided in this subsection 2.5C(iv) on one occasion.

                  (v) CHANGE-OF-CONTROL REPURCHASE. If there is a Change of Control (the date of such Change of Control being the "Change of Control Date"), then Company shall promptly thereafter notify each Holder in writing of such occurrence and not later than ten Business Days after such Change of Control Date shall commence an offer to repurchase (the "Change of Control Repurchase Offer") all of the outstanding Notes on the Change of Control Payment Date (as defined below) at a purchase price in cash equal to 101% of the aggregate principal amount of the Notes plus accrued and unpaid interest to the date of repurchase (and at no other premium). The Change of Control Repurchase Offer shall remain open for 20 Business Days following the date Company mails notice of the Change of Control Repurchase Offer to the Holders or such longer period required by applicable law. Notice of a Change of Control Repurchase Offer shall be mailed by Company to the Holders of the Notes at their last registered addresses with copies to Collateral Agent. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Change of Control Repurchase Offer. The notice shall state:

                                    (1) that the Change of Control Repurchase
         Offer is being made pursuant to this subsection 2.5C(vi), that Notes may be surrendered in whole or in part (in denominations of $1,000 and integral multiples thereof), and that all Notes tendered will be accepted for payment;

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                                    (2) that any Notes not tendered will
         continue to accrue interest;

                                    (3) that any Notes accepted for payment
         pursuant to the Change of Control Repurchase Offer shall cease to accrue interest after the date on which such Notes are paid;

                                    (4) that Holders electing to have Notes
         purchased pursuant to a Change of Control Repurchase Offer will be required to surrender their Notes, with the form entitled "Option of Holder to Elect Repurchase" on the reverse of the Note completed, to Company prior to the close of business on the expiration date of the Change of Control Repurchase Offer;

                                    (5) that Holders will be entitled to
         withdraw their election if Company receives, not later than the close of business on the Business Day immediately preceding the expiration date of the Change of Control Repurchase Offer, a telegram telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes the Holder delivered for purchase and a statement that such Holder is withdrawing such Holder's election to have such Notes purchased;

                                    (6) that the Holders whose Notes are
         tendered only in part will be issued Notes representing the unpurchased portion of the Notes surrendered;

                                    (7) the instructions Holders must follow in
         order to tender their Notes; and

                                    (8) the circumstances and relevant facts
         regarding such Change of Control (including but not limited to information with respect to pro forma historical financial information after giving effect to such Change of Control, information regarding the persons acquiring control and such person's business plans going forward).

                  On the expiration of the Change of Control Repurchase Offer, Company shall (A) accept for payment Notes or portions thereof tendered pursuant to the Change of Control Repurchase Offer, (B) promptly transfer to the Holders immediately available funds sufficient to pay the purchase price of all Notes or portions thereof so tendered and (C) promptly deliver to such Holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered. If the events which give rise to a Change of Control Repurchase Offer cease to exist prior to completion of such repurchase offer, then Company shall not be obligated to repurchase any of the Notes and may revoke any offer set forth above (whether before or after acceptance thereof by any Holder) and will not be liable to make the payments set forth above with respect to any revoked offer.

                  D. REPURCHASE PURSUANT TO ANY GAMING LAW.

                  (i) If required to be found suitable by any Gaming Authority, all Holders and beneficial owners of Notes, whether initial Holders, beneficial owners or subsequent transferees, shall be subject to the suitability provisions of the applicable Gaming Law and shall apply for a finding of suitability within the earlier of (i) 30 days after the applicable Gaming Authority requests that such Holder or beneficial owner apply for a
                                       11
         finding of suitability, or (ii) the time period prescribed by such Gaming Authority for such application. The Holder or beneficial owner required to be found suitable shall pay all costs of the investigation for such finding. In the event that any Gaming
         Authority determines that a Holder or beneficial owner is not suitable under such Gaming Authority's Gaming Laws or such Holder or beneficial owner fails to submit for a finding of suitability as required by such Gaming Authority in its sole discretion, then, promptly after the date that such Holder or beneficial owner (the "Unsuitable Holder") is found unsuitable or fails to submit for a finding of suitability (the "Unsuitability Date"), SGC and Company shall provide written notice to that effect to such Unsuitable
         Holder and the Unsuitable Holder must thereafter dispose of, pursuant to subsection 2.5D(ii), all Notes the Unsuitable Holder then possesses, either directly, indirectly or beneficially. Immediately upon the Unsuitability Date, the Unsuitable Holder shall have no further right (a) to exercise, directly or indirectly, through any trustee or nominee or any other person or entity, any right conferred by any Note(s) and (b) to receive any interest or any other distribution or payment with respect to any such Note(s) or any remuneration in any form from Company or SGC; PROVIDED, HOWEVER, that after the Unsuitability Date, interest on any such Note(s) shall continue to accrue for the benefit of any subsequent Holder thereof.

                  (ii) Within 30 days after receipt of the notice referred to in clause (i) above or such shorter period as the Gaming Authorities may prescribe, (1) the Unsuitable Holder shall sell its Note(s) either directly or through a bona fide brokerage transaction, in either case on arms-length terms, to a Person who has not previously been found unsuitable by the Gaming Authorities and who is not an Affiliate of the Unsuitable Holder or (2) at the election of Company, Company may redeem such Holder's Notes at the lower of (i) the principal amount thereof, or (ii) the amount which the Unsuitable Holder paid for the Note(s), together in either case with accrued interest up to the Unsuitability Date.

                  (iii) The provisions of this subsection 2.5D shall be construed in accordance with the provisions of the applicable Gaming Laws.

                  E. PRO RATA REDEMPTION. Except as otherwise provided in this Agreement, in the event of any redemption in which the aggregate principal amount of Notes to be redeemed is less than the entire principal amount of Notes outstanding, Company shall apply all payments made hereunder first to fees, late charges, costs and expenses owing to Collateral Agent hereunder and under the other Basic Documents, second to accrued interest due under the Notes pro rata, and third to the principal balance of the Notes pro rata (with such adjustments as may be deemed appropriate by Company so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased). Holders whose Notes are purchased only in part will be issued Restated Notes equal in principal amount to the unpurchased portion of the Notes surrendered in connection with a redemption.

                  F. RELEASE OF SFHI NOTES AS COLLATERAL. If and to the extent that (i) the Wet `N' Wild Facility constitutes Collateral hereunder and
         (ii) the principal amount of SFHI Notes held as Collateral under the Company Security Agreement exceeds the principal amount of outstanding Notes (the amount of such excess, the "Excess Principal

         Amount"), then, so long as no Event of Default or Potential Event of Default (other than any Potential Event of Default arising as a result of (i) the Pioneer Bankruptcy, (ii) the failure by (a) Pioneer Finance or Pioneer Hotel to pay the Pioneer Bonds at maturity or (b) SGC to pay the guaranty of the Pioneer Bonds, or
         (iii) the cross-default under the 9 1/2 % Notes due 2000 of SFHI which has resulted from the matters described in (i) and (ii)) has occurred and is continuing, Collateral Agent shall release its security interest held on behalf of Holders in SFHI Notes in a principal amount not to exceed the Excess Principal Amount within five (5) Business Days after receiving the written request of Company directing that such release occur which request shall certify that no Event of Default or Potential Event of Default has occurred and is continuing; PROVIDED that Collateral Agent shall not release its security interest in any such SFHI Notes unless and until Company has demonstrated in a manner satisfactory to Collateral Agent that immediately upon such release, the SFHI Notes released will be contributed or otherwise transferred to SFHI and retired or otherwise cancelled unless the Holders of more than 50% in aggregate principal amount of the Notes have agreed that such contribution and retirement need not occur; IT BEING UNDERSTOOD that Collateral Agent shall have no obligation to deliver to Company any instrument or instruments evidencing the SFHI Notes that is in excess of the Excess Principal Amount prior to receiving in exchange therefor a substitute instrument or instruments evidencing SFHI Notes in a principal amount not less than the principal amount required to be pledged hereunder and under the Company Security Agreement. Company agrees that the principal amount of SFHI Notes held as collateral shall equal or exceed the lesser of (i) principal amount of outstanding Notes and (ii) an amount equal to $33,120,000 minus any SFHI Notes sold in connection with any payment of interest pursuant to subsection 2.4E or with any prepayment pursuant to subsection 2.5C(iii) or subsection 2.5C(iv).

                  G. RIGHT OF FIRST REFUSAL WITH RESPECT TO SFHI NOTES. In the event that Company desires to sell any SFHI Notes (whether pursuant to the Basic Documents or otherwise) to any Person, Company shall give the Initial Holders written notice thereof (the "Sale Notice") which notice shall include the price at which Company intends, to sell such SFHI Notes (the "Sale Price").

                           The Initial Holders or their respective designees shall then have the right to acquire any SFHI Notes subject to a Sale Notice upon the same terms and conditions stated in the Sale Notice by giving written notice of their willingness to acquire such SFHI Notes to Company within one (1) Business Day of receipt by the Initial Holders of such Sale Notice. If such Person elect or are deemed to elect not to acquire such SFHI Notes, then Company may sell the SFHI Notes pursuant to such Sale Notice on the same terms and conditions set forth in the Sale Notice delivered to the Initial Holders. If the terms of such Sale Notice are changed from the terms set forth in the Sale Notice delivered to the Initial Holders in any manner that is favorable to such third party (including any reduction of the Sale Price), then Company shall be obligated to deliver to the Initial Holders written notice of such changes and the Initial Holders or their respective designees will again have a right to acquire such SFHI Notes on the basis of such changed terms in accordance with the terms and provisions (and within the time periods set forth) above. If Company fails to sell the SFHI Notes pursuant to such Sale Notice within thirty days after delivery of the Sale Notice to the Initial Holders then

         Company shall be obligated to redeliver the Sale Notice to the Initial Holders prior to selling the SFHI Notes pursuant to such Sale Notice, and the Initial Holders or their respective designees will again have a right to acquire such SFHI Notes in accordance with the terms and provisions (and within the time periods set forth) above.

                  In the event that both Initial Holders elect to acquire particular SFHI Notes pursuant to this subsection 2.5G, then each Initial Holder shall acquire 50% of the aggregate principal amount of SFHI Notes subject to the Sale Notice. In the event that an Initial Holder elects to acquire particular SFHI Notes pursuant to this subsection 2.5G and the other Initial Holder does not elect to acquire such SFHI Notes, the Initial Holder electing to acquire such SFHI Notes shall acquire all of the SFHI Notes subject to the Sale Notice.

                  In no event shall this subsection 2.5G or any election by any Person constitute a deferral or waiver of any required payment under any Basic Document or other term or provision of any Basic Document.

                  H. RELEASE OF PIONEER BONDS AS COLLATERAL. If and to the extent that (i) Pioneer Bonds constitute Collateral hereunder and (ii) such Pioneer Bonds are contributed to Pioneer Finance pursuant to the Pioneer Reorganization Plan as of the Pioneer Plan Effective Date, then, so long as no Event of Default or Potential Event of Default has occurred and is continuing (other than any Potential Event of Default arising as a result of (i) the Pioneer Bankruptcy, (ii) the failure by
         (a) Pioneer Finance or Pioneer Hotel to pay the Pioneer Bonds at maturity or (b) SGC to pay the guaranty of the Pioneer Bonds, or (iii) the cross-default under the 9 1/2 % Notes due 2000 of SFHI which has resulted from the matters described in (i) and (ii)), Collateral Agent shall release its security interest held on behalf of Holders in such Pioneer Bonds; PROVIDED that Collateral Agent shall not release its security interest in any such Pioneer Bonds unless and until Company has demonstrated in a manner satisfactory to Collateral Agent that immediately upon such release, the Pioneer Bonds released will be contributed or otherwise transferred to Pioneer and retired or otherwise cancelled and unless SGC has executed and delivered the SGC Pledge Agreement and related Pledge Amendments to the Collateral Agent, pledged to the Collateral Agent a first priority security interest in all the capital stock and other equity securities of SFHI, Pioneer Finance and Pioneer Hotel, delivered the stock certificates evidencing all such equity interests to the Collateral Agent endorsed in blank, delivered to the Collateral Agent customary corporate resolutions, incumbency certificates and legal opinions with respect thereto and obtained all necessary consents and approvals required by any Governmental Authority, including any Gaming Authority, for the execution, delivery and performance of the SGC Pledge Agreement, including the pledges thereunder."

                  1.3 AMENDMENTS TO SECTION 3.

                  A. The first paragraph of Section 3 of the Note Purchase Agreement is amended and restated as follows:

                  "To induce the Holders to enter into this Agreement, and to hold the Notes hereunder, SGC and Company each represent, warrant and covenant to each Holder, as of the Effective Date and as of the Third Amendment Effective Date and each Additional Note Advance Date as follows:"

                  B. Subsection 3.1B of the Note Purchase Agreement is amended and restated as follows:

                  "B. SUBSIDIARIES AND JOINT VENTURES. All of the Subsidiaries and Joint Ventures of SGC as of the Third Amendment Effective Date are identified in Schedule 3.1B annexed hereto. The capital stock of each of the Subsidiaries of SGC identified in Schedule 3.1B annexed hereto is duly authorized, validly issued, fully paid and nonassessable. Each of the Subsidiaries and Joint Ventures of SGC identified in Schedule 3.1B annexed hereto is a corporation or other entity duly organized or formed, validly existing and in good standing under the laws of its respective jurisdiction of incorporation set forth therein, has all requisite power and authority to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted, and is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, in each case except where failure to be so qualified or in good standing or a lack of such corporate power and authority has not had and will not have a Material Adverse Effect. Schedule 3.1B annexed hereto correctly sets forth, as of the Third Amendment Effective Date, the ownership interest of SGC and each of its Subsidiaries in each of their respective Subsidiaries and Joint Ventures."

                  C. Subsection 3.1C of the Note Purchase Agreement is amended and restated as follows:

                  "C. CAPITALIZATION. The authorized capital stock of SGC consists of 100,000,000 shares of common stock, par value .01 per share, of which 6,195,356 shares are outstanding as of the Effective Date and 10,000,000 shares of preferred stock, par value .01 per share, of which 8,556,651 shares of SGC Preferred Stock are outstanding as of the Effective Date. The authorized capital stock of Company consists of 20,000 shares of common stock, par value $10 per share, of which 57 shares are issued and outstanding, 50 of which are owned by Sahara Resorts, five of which are owned by Casino Properties and two of which are owned by Hacienda Hawaiian. The authorized capital stock of Sahara Resorts consists of 10,000 shares of common stock, par value $0.20 per share, of which 10,000 are issued and outstanding, all of which are owned by SGC."

                  D. Subsection 3.1D of the Note Purchase Agreement is amended and restated as follows:

                  "D. EXISTING WET `N' WILD LEASE INDEBTEDNESS AND OTHER INDEBTEDNESS. Company is not liable with respect to any Indebtedness except for the Notes and the Existing Wet `N' Wild Lease Guaranty and the outstanding principal amount of the Existing Wet `N' Wild Lease Note was $3,967,240 as of the Third Amendment Effective Date. As of the November 30, 1999, SGC and its Subsidiaries are not liable with respect to Indebtedness individually in excess of $100,000 except for Indebtedness listed on Schedule 3.1D. Schedule 3.1D correctly identifies the maturity date and the amount and date of all amortization or other payments required to be made in respect of such Indebtedness and the Persons who are obligated (whether pursuant to a guaranty or otherwise) to pay such Indebtedness. Schedule 1.1C correctly identifies all of the Henderson Property Documents and the Wet `N' Wild Documents."

                  E. Subsection 3.2C of the Note Purchase Agreement is amended and restated as follows:

                  "C. GOVERNMENTAL CONSENTS. Assuming the accuracy of Holders' representation contained in subsection 2.9, the execution, delivery and performance by each Credit Party and their respective Subsidiaries of each Basic Document and the consummation of the transactions contemplated by each Basic Document do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other Governmental Authority or regulatory body, including but not limited to any Gaming Board; provided that the execution and delivery of the SGC Pledge Agreement requires the approval of certain Gaming Authorities as contemplated by subsection 2.5H."

                  F. The first sentence of Subsection 3.3 of the Note Purchase Agreement is amended and restated as follows:

                  "SGC and Company have heretofore delivered to Holders at Holders' request, the following financial statements and information: the audited consolidated financial statements of SGC and its Subsidiaries for the fiscal years ended September 30, 1998, 1997 and 1996 and for the fiscal quarter ended June 30, 1998."

                  G. Subsection 3.4 of the Note Purchase Agreement is amended and restated as follows:

                  "3.4 NO MATERIAL ADVERSE CHANGE; NO RESTRICTED JUNIOR PAYMENTS. Since September 30, 1999, no event or change has occurred that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect. Since September 30, 1999, neither SGC nor Company has directly or indirectly declared, ordered, paid or made, or set apart any sum or property for, any Restricted Junior Payment or agreed to do so."

                  H. The first sentence of Subsection 3.6 of the Note Purchase Agreement is amended and restated as follows:

                  "Except as disclosed in SGC's Annual Report on Form 10-K for the fiscal year ending September 30, 1998 and Quarterly Reports on Form 10-Q for the quarters ended December 31, 1998, March 31, 1999 and June 30, 1999, and Current Reports on Form 8-K dated October 23, 1998, November 16, 1998, November 27, 1998, December 1, 1998, January 14, 1999, February 23, 1999, March 12, 1999, March 21, 1999, May 3, 1999,
         September 1, 1999 and November 15, 1999, there are no actions, suits, proceedings, arbitrations or governmental investigations (whether or not purportedly on behalf of any Credit Party or any of their respective Subsidiaries) at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, pending or, to the knowledge of any Credit Party, threatened against any Credit Party or any of their respective Subsidiaries or any property of any Credit Party or any of their respective Subsidiaries that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect."

                  1.4 AMENDMENTS TO SECTION 5.

                  A. The Note Purchase Agreement is hereby amended by replacing the reference to "Tranche A Notes or the Tranche B Notes" in subsection 5.2 with the word "Notes".

                  B. The Note Purchase Agreement is hereby amended by replacing the reference to "either the Tranche A Notes or the Tranche B Notes" in subsection 5.7 with "the Notes".

                  C. The Note Purchase Agreement is hereby amended by amending and restating subsection 5.9 as follows:

                  "5.9 DISPOSAL OF COMPANY STOCK; RESTRICTIONS ON SUBSIDIARIES. SGC and Company shall cause Sahara Resorts to own not less than 87% of the capital stock and other equity securities of Company and Casino Properties and Hacienda Hawaiian to own all of the other capital stock and equity securities of Company."

                  D. The Note Purchase Agreement is hereby amended by amending and restating subsection 5.10 as follows:

                  "5.10 USE OF PROCEEDS. Company shall use the cash proceeds of the Station Casinos Note and, on each Additional Notes Advance Date, the Additional Notes, to acquire Pioneer Bonds (the "Additional Pioneer Bonds") through the Additional Collateral Account or to deposit an amount equal to the Applied SFHI Note Proceeds (as defined below) in the Additional Collateral Account; PROVIDED that if the Company has dividended to SGC less than the amount permitted by subsection 6.1(b), has received payment of all principal and interest evidenced by the Station Casinos Note and has applied all of the proceeds of the Station Casinos Note either to acquire Pioneer Bonds, pay principal or interest due on the Notes or dividend cash to SGC pursuant to subsection 6.1(b), then Company shall be permitted to dividend all or a portion of the cash proceeds of subsequent advances evidenced by the Additional Notes to SGC to the extent permitted under subsection 6.1(b), subject to all of the limitations set forth in subsection 6.1; it being understood that, under no circumstances, shall Company be entitled to dividend to SGC more than $7,500,000 in the aggregate pursuant to subsection 6.1(b), whether satisfied from cash received from the Station Casinos Note, Pioneer Bonds, the Additional Notes, or otherwise.

                  So long as no Event of Default or Potential Event of Default (other than any Potential Event of Default arising as a result of (i) the Pioneer Bankruptcy, (ii) the failure by (a) Pioneer Finance or Pioneer Hotel to pay the Pioneer Bonds at maturity or (b) SGC to pay the guaranty of Pioneer Bonds, or (iii) the cross-default under the SFHI 9.5% Notes which has resulted from the matters described in clauses (i) and (ii)) has occurred and is continuing, Company shall be entitled to apply up to $1,400,000 of the proceeds of the SFHI Notes pledged as Collateral to acquire Pioneer Bonds; PROVIDED that any such proceeds that are so applied (the "Applied SFHI Note Proceeds") must be redeposited into the Additional Collateral Account prior to or concurrent with the date of the first advance evidenced by the Additional Notes from sources other than the SFHI Notes or any proceeds thereof."

                  E. The Note Purchase Agreement is hereby amended by amending and restating paragraphs (i), (ii) and (iii) of subsection 5.12 as follows:

                  "(i) the purpose for which the Company is organized shall be limited solely to (a) owning, holding, selling, leasing, transferring, and exchanging the Facilities and the SFHI Notes, the Pioneer Bonds and the Station Casinos Note owned by Company as further provided herein,
         (b) entering into the Note Purchase Agreement, other Basic Documents, the Henderson Property Documents and the Wet `N' Wild Documents, (c) refinancing the Facilities in connection with a permitted repayment of the Notes and (d) transacting any and all lawful business for which a corporation may be organized under Nevada law that is incident, necessary and appropriate to accomplish the foregoing.

                  (ii) Company does not own and will not own any asset or property other than (a) the Facilities, the SFHI Notes, the Pioneer Bonds and the Station Casinos Note, (b) the capital stock of the Henderson Subsidiary and (c) incidental personal property necessary for and used or to be used in connection with the ownership of the Facilities. The Henderson Subsidiary does not own and will not own any asset or property.

                  (iii) Company has not made and will not make any loans or advances to any entity or person (including any Affiliate of Company), and shall not acquire obligations or securities of any such Affiliates other than the SFHI Notes, the Pioneer Bonds and the Station Casinos Note, as further provided herein or as expressly permitted hereby."

                  1.5 AMENDMENTS TO SECTION 6.

                  A. The Note Purchase Agreement is hereby amended by amending and restating subsection 6.1 as follows:

                  "SGC and Company will not, and will not permit any of their Subsidiaries to, directly or indirectly, declare, make or pay any Restricted Junior Payment; PROVIDED that so long as no Event of Default or Potential Event of Default (other than any Potential Event of Default arising as a result of (i) the Pioneer Bankruptcy,
         (ii) the failure by (a) Pioneer Finance or Pioneer Hotel to pay the Pioneer Bonds at maturity or (b) SGC to pay the guaranty of the Pioneer Bonds, or (iii) the cross-default under the 9 1/2 % Notes due 2000 of SFHI which has resulted from the matters described in
         (i) and (ii)) has occurred and is continuing, (a) Company may dividend or otherwise distribute SFHI Notes to SGC to the extent expressly permitted under subsection 2.5F and may dividend or otherwise distribute Pioneer Bonds to SGC to the extent expressly permitted under subsection 2.5H and only in connection with the Collateral Agent's receipt of the pledges and Government Authority approvals contemplated by subsection 2.5H, and (b) Company may dividend or otherwise distribute to SGC (x) cash received by the Company from Station Casinos under the Station Casinos Note or, to the extent permitted by subsection 5.10, the proceeds of the Additional Notes and/or (y) Pioneer Bonds; PROVIDED that the amount dividended or distributed pursuant to this clause (b) shall not exceed $7,500,000 in the aggregate; it being understood that, for purposes of this clause (b), any Pioneer Bonds dividended or distributed shall be valued at the sum of the purchase price thereof and the amount of all accrued and unpaid interest on such Pioneer Bonds; PROVIDED, FURTHER, that SGC shall only use any such Station Casinos Note payments it receives (1) to contribute such cash to Pioneer Finance for the sole purpose of allowing Pioneer Finance to acquire Pioneer Bonds, (2) to make a payment to SFHI in an amount not greater than the value of SFHI's obligations under the Non-Competition Agreement and the ROFR Agreement (as such terms are defined in the Henderson Sale Agreement) as demonstrated to the satisfaction of the Collateral Agent or (3) to pay principal due under the Sierra Note as a result of the retirement of Pioneer Bonds pursuant to clauses (a) or (1) of this Section 6.1 in an amount not to exceed the percentage of the principal amount of the outstanding Sierra Note that is equal to the percentage of the principal amount of Pioneer Bonds retired pursuant to clause (b) and (x) of this subsection 6.1.

                  SGC and Company will not, and will not permit any of their Subsidiaries to, directly or indirectly, make or pay any Lowden Family Payments except as set forth on Schedule 1 to the Third Amendment and except that Paul Lowden and the other members of the Lowden Family described in Schedule 1 to the Third Amendment may receive health benefits extended generally to employees or executive officers of SGC or its Subsidiaries and may also receive other non-cash benefits described on Schedule 1 to the Third Amendment and payable generally to other employees or executive officers of SGC and its Subsidiaries."

                  B. The Note Purchase Agreement is hereby amended by amending and restating subsection 6.5 as follows:

                  "6.5 FUNDAMENTAL CHANGES. Company will not, and SGC and Company will cause Sahara Resorts and each other Credit Party (other than SGC) to not, (i) form, acquire or otherwise permit to exist any Subsidiary or Joint Venture or any investment in the Capital Stock or other ownership interest in any Person except that Sahara Resorts, Casino Properties and the Hacienda Hawaiian may own the capital stock set forth on Schedule 3.1B annexed hereto, (ii) liquidate or dissolve, (iii) merge into or consolidate with any Person or (iv) sell or otherwise transfer any Collateral except sales of obsolete equipment in the ordinary course of business and except SFHI Notes, the Pioneer Bonds and the Wet `N Wild Facility as expressly contemplated by and subject to subsections 2.4E, 2.5B(ii), 2.5C(iv), 2.5C(v), 2.5F or 2.5H; PROVIDED, HOWEVER, that nothing in this subsection 6.4 shall prohibit the grant or creation of any Lien permitted under subsection 6.2."

                  C. The Note Purchase Agreement is hereby amended by amending and restating subsection 6.7 as follows:

                  "6.7 AMENDMENTS TO DOCUMENTS. Company shall not amend, modify, supplement, extend, renew, alter or otherwise change the terms of any Wet `N' Wild Document except with the consent of the Holders of more than 50% of the Notes, which consent shall not be unreasonably withheld and shall not amend, modify, supplement, extend, renew, alter or otherwise change the terms of the Station Casinos Note."

                  D. The Note Purchase Agreement is hereby amended by amending and restating subsection 6.10 as follows:

                  "6.10 CONDUCT OF BUSINESS; DEVELOPMENT EXPENDITURES. SGC and Company will not permit Company to engage in any business other than any business relating to the Facilities. SGC and Company will not permit Casino Properties or Hacienda Hawaiian to engage in any business other than holding the capital stock of Company and, in the case of Hacienda Hawaiian, activities relating to its former time share operations. Company shall not use any Collateral or the proceeds of any Collateral, including but not limited to any payments received in respect of any SFHI Notes owned by Company or in respect of any Existing Wet `N' Wild Lease Documents, for the payment of any costs, expenses or other obligations (including fees and expenses of attorneys, accountants or other professionals) relating to the improvement or development of the Wet `N' Wild Facility. SGC and Company will not permit the Henderson Subsidiary to engage in any business."

                  E. The Note Purchase Agreement is hereby amended by amending and restating subsection 6.11 as follows:

                  "6.11 STATION CASINOS NOTE PROCEEDS AND RELATED MATTERS. The Company will cause all payments under the Station Casinos Note (such payments, the "Station Casinos Note Payments") to be deposited directly into the Additional Collateral Account and the Company and the Collateral Agent agree that such amounts shall be subject to the terms of the Additional Collateral Account Agreement and the Additional Collateral Account Letter. The Company shall be entitled to apply the Station Casino Note Payments (a) to repay the Notes in accordance with Section 2.5 hereof, (b) to purchase SFHI Notes, the 9.50% Notes issued by SFHI due December 15, 2000 (the "SFHI 9.5% Notes") or the Pioneer Bonds provided that such SFHI Notes, SFHI 9.5% Notes or Pioneer Bonds, as the case may be, are immediately pledged to the Collateral Agent pursuant to arrangements satisfactory to the Collateral Agent, or (c) to dividend or distribute up to $7,500,000 of the Station Casino Note Payments to SGC to the extent permitted pursuant to Section 6.1(b) hereof. In the event Station Casinos fails to make any payment or otherwise fails to comply with any provision under the Station Casinos Note or asserts any right of set off, offset, counterclaim or similar right under the Station Casinos Note, SGC and the Company shall promptly notify the Collateral Agent in writing thereof which notice shall include a description of the actions that SGC and the Company intends to take with respect thereto. In the event the Company desires to dividend or distribute Station Casino Note Payments or Pioneer Bonds to SGC and such dividend or distribution is permitted pursuant to Section 6.1(b), Company shall give written notice to the Collateral Agent and the Collateral Agent shall promptly prepare written instructions to release such Collateral from the Additional Collateral Account or such other account in which such Collateral is held.

                  Collateral Agent and the Holders shall have a first priority security interest pursuant to the Company Security Agreement and the other Basic Documents in all of the Company's right, title and interest now existing or hereinafter arising under the Henderson Sale Agreement and the other Henderson Documents, including but not limited to the Station Casino Note, all Station Casinos Note Payments, all SFHI Notes, SFHI 9.5% Notes or Pioneer Bonds acquired by the Company and all proceeds of every nature of any of the foregoing, and, notwithstanding anything herein to the contrary, shall have all rights and remedies with respect thereto under the Basic Documents."

                  1.6 AMENDMENTS TO SECTION 7.

                  A. The Note Purchase Agreement is hereby amended by amending and restating subsection 7.2 as follows:

                  "7.2 DEFAULT IN OTHER AGREEMENTS. (i) Failure of any Credit Party or any of their respective Subsidiaries (other than, prior to the Pioneer Plan Effective Date, Pioneer Hotel or Pioneer Finance, or SGC with respect to its guaranty of the Pioneer Bonds) to pay when due any principal of or interest on any Indebtedness (other than Indebtedness referred to in subsection 7.1) in an aggregate principal amount of $5,000,000 or more, in each case beyond the end of any grace period provided therefor; or (ii) breach or default by any Credit Party or any of their respective Subsidiaries (other than, prior to the Pioneer Plan Effective Date, Pioneer Hotel or Pioneer Finance, or SGC with respect to its guaranty of the Pioneer Bonds) with respect to any other material term of any items of Indebtedness with an aggregate principal amount of $5,000,000 or more or any loan agreement, mortgage, indenture or other agreement relating to such Indebtedness, including but not limited to the SFHI Indenture or the Pioneer Indenture, if the effect of such breach or default is to cause that Indebtedness to become or be declared due and payable prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be; or (iii) breach or default by Company under any Wet `N' Wild Document or by Company under any Henderson Property Document if such breach or default is not cured within any applicable grace period;"

                  B. The Note Purchase Agreement is hereby amended by amending and restating subsection 7.6 as follows:

                  "7.6 INVOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC.
         (i) A court having jurisdiction in the premises shall enter a decree or order for relief in respect of any Credit Party or any of their respective material Subsidiaries in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or (ii) an involuntary case shall be commenced against any Credit Party or any of their respective material Subsidiaries under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over any Credit Party or any of their respective material Subsidiaries, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of any Credit Party or any of their respective material Subsidiaries for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of any Credit Party or any of their respective material Subsidiaries, and any such event described in this clause (ii) shall continue for 60 days unless dismissed, bonded or discharged, it being understood that `material Subsidiary' under subsections 7.6, 7.7 and 7.9 shall include SFHI and its successors, and from and after the Pioneer Plan Effective Date, shall include Pioneer Finance and Pioneer Hotel and their respective successors; or"

                  C. The Note Purchase Agreement is hereby amended by (i) deleting the parenthetical "(or, if the Permitted Equity Financing has occurred and Company has issued equity securities in connection therewith, Sahara Resorts shall cease to own not less than 51% of the common stock of Company)" from the first paragraph of subsection 7.14; (ii) deleting the phrase "or such other Holders specified in the Intercreditor Agreement" from the second and third paragraphs of subsection 7.14; and (iii) replacing the reference to "Tranche B Notes" in the last sentence of the second paragraph of subsection 7.14 with the word "Notes".

                  1.7 AMENDMENT TO SUBSECTION 8.1. The Note Purchase Agreement is hereby amended by deleting the references to "and the Intercreditor Agreement" and "or the Intercreditor Agreement" in subsection 8.1.

                  1.8 AMENDMENT TO SUBSECTION 8.2. The Note Purchase Agreement is hereby amended by (i) deleting the phrase "Except as otherwise provided in the Intercreditor Agreement," in the second sentence of subsection 8.2 and (ii) deleting references to "or the Intercreditor Agreement" in subsection 8.2.

                  1.9 AMENDMENT TO SUBSECTION 8.3. The Note Purchase Agreement is hereby amended by deleting the phrase "except as otherwise provided in the Intercreditor Agreement" in subsection 8.3.

                  1.10 AMENDMENT TO SUBSECTION 8.9. The Note Purchase Agreement is hereby amended by replacing the reference to "Tranche B Notes" in subsection 8.9 with the word "Notes".

                  1.11 AMENDMENTS TO SECTION 9.

                  A. The Note Purchase Agreement is hereby amended by replacing references to "either the Tranche A Notes or the Tranche B Notes" in subsection 9.2 with "the Notes".

                  B. The Note Purchase Agreement is hereby amended by adding an additional sentence to the end of subsection 9.3 as follows:

                  "In furtherance but not in limitation of the foregoing, SGC and the Company jointly and severally agree that this subsection 9.3 shall fully apply to any investigative, administrative or judicial proceeding commenced or threatened by any Person relating in any way to the Pioneer Bankruptcy or to any bankruptcy or insolvency of SGC or its Affiliates or to the acquisition by the Company or any of its Affiliates of any Indebtedness, including, but not limited to, any acquisition of the SFHI Notes or Pioneer Bonds."

                  C. The Note Purchase Agreement is hereby amended by amending and restating subsection 9.4 as follows:

                  "9.4 RATABLE SHARING.

                           A. The Holders of the Notes hereby agree among themselves that if any of them shall, whether by voluntary payment, by realization upon security, through the exercise of any right of set-off, by counterclaim or cross action or by the enforcement of any right under any Basic Document or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, fees and other amounts then due and owing to that Holder with respect to the Notes hereunder or under the other Basic Document (collectively, the "AGGREGATE AMOUNTS DUE" to such Holder) which is greater than the proportion received by any other Holder of Notes in respect of the Aggregate Amounts Due to such other Holder, then the Holder receiving such proportionately greater payment shall (i) notify each other Holder of Notes of the receipt of such payment and (ii) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Holders of Notes so that all such recoveries of Aggregate Amounts Due shall be shared by all Holders of Notes in proportion to the Aggregate Amounts Due to them; PROVIDED that if all or part of such proportionately greater payment received by such purchasing Holder is thereafter recovered from such Holder upon the bankruptcy or reorganization of any Credit Party or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Holder ratably to the extent of such recovery, but without interest. SGC and Company expressly consent to the foregoing arrangement and agree that any Holder of a participation so purchased may exercise any and all rights of set-off or counterclaim with respect to any and all monies owing by SGC and Company to that Holder with respect thereto as fully as if that Holder were owed the amount of the participation held by that Holder.

                           B. Subject to subsection 9.4A above, and in addition to any other rights Collateral Agent or any Holder may have under law or in equity, if any amount shall at any time be due and owing by SGC or Company under this Agreement or the other Basic Documents, Collateral Agent or such Holder, as the case may be, is authorized at any time or from time to time, without notice (any such notice being hereby expressly waived), to set off and to appropriate and to apply any and all deposits (general or special, including but not limited to indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness of Collateral Agent or Holder, as the case may be, owing to SGC or Company or any other Credit Party and any other property of SGC or Company or any other Credit Party held by Collateral Agent or Holder, as applicable to or for the credit or the account of SGC or Company or any other Credit Party against and on account of the Obligations and liabilities of SGC or Company or such other Credit Party to Collateral Agent or any Holder, as applicable."

                  D. The Note Purchase Agreement is hereby amended by replacing the reference to "Tranche B Notes" in subsection 9.14 with the word "Notes".

                  E. The Note Purchase Agreement is hereby amended by amending and restating subsection 9.19 as follows:

                  "If the Wet `N' Wild Facility is transferred in accordance with subsection 2.5B(ii), the Notes have been redeemed to the extent required by subsection 2.5B(ii) and the consent of the Holders of more than 50% in aggregate principal amount of the Notes has been obtained as contemplated by subsection 2.5B(ii), the Collateral Agent shall enter into documentation reasonably requested by the Company at the Company's expense to release the Pioneer Bonds, the SFHI Notes and the Wet `N' Wild Facility from the liens created by the Wet `N' Wild Deed of Trust and the other Basic Documents."

                  1.12 SUBSTITUTION OF SCHEDULES. The parties hereto agree that Schedules 3.1B, 3.1D and 3.8 attached to the Note Purchase Agreement shall be amended, restated and replaced in their entirety by Schedules 3.1B, 3.1D and 3.8 attached hereto.

                  SECTION 2 LIMITATION OF AMENDMENT

                  Without limiting the generality of the provisions of subsection 9.1 of the Note Purchase Agreement, the amendments set forth above shall be limited precisely by its terms, shall not have any force or effect with respect to any other matter except as expressly provided above, and nothing in this Amendment shall be deemed to:

                  (a) constitute a waiver or modification of any other term, provision or condition of the Note Purchase Agreement, any other Basic Documents or any other instrument or agreement referred to therein; or

                  (b) prejudice any right or remedy that the Collateral Agent or any Holder may now have (except to the extent such right or remedy was based upon existing defaults that will not exist after giving effect to this Amendment) or may have in the future under or in connection with the Note Purchase Agreement, any Basic Documents or any other instrument or agreement referred to therein.

                  Except as expressly set forth herein, the terms, provisions and conditions of the Note Purchase Agreement and the other Basic Documents shall remain in full force and effect and in all other respects are hereby ratified and confirmed.

                  SECTION 3 CONDITIONS TO THE EFFECTIVENESS OF THIS AMENDMENT

                  Section 1 of this Amendment shall become effective upon the satisfaction of the following conditions on or prior to December 20, 1999 (the date of satisfaction of such conditions being referred to herein as the "THIRD AMENDMENT EFFECTIVE Date"):

                  A. SGC and the Company shall have delivered to the Collateral Agent on behalf of the Holders the following:

                  1. Resolutions of each Credit Party's Board of Directors or the executive committee thereof approving and authorizing the execution, delivery, and performance of this Amendment, the Notes and other amendments to the Basic Documents entered into in connection herewith, certified as of the Third Amendment Effective Date by its corporate secretary or an assistant secretary as being in full force and effect without modification or amendment;

                  2. Signature and incumbency certificates of each Credit Party's officers executing this Amendment, the Notes and other amendments to the Basic Documents entered into by such Credit Party;

                  3. Originals of this Amendment duly executed by SGC, the Company and the other Credit Parties;

                  4. Originals of (i) the Third Amendment to Deed of Trust, Fixture Filing and Financing Statement and Security Agreement with Assignment of Rents, (ii) the Third Amendment to Company Security Agreement, (iii) the Third Amendment to Environmental Indemnity Agreement and (iv) the Third Amendment to Subordination, Non-Disturbance and Attornment Agreement, duly executed by the parties thereto;

                  5. The original executed Restated Notes and Additional Notes in the form set forth hereto as Exhibits III and IV, respectively, endorsed in a manner satisfactory to the Collateral Agent; and

                  6. Opinions of counsel of Gibson Dunn & Crutcher LLP and Jones & Vargas in the forms set forth hereto as Exhibits V and VI, respectively.

                  B. Collateral Agent shall have received a CLTA 110.5 Endorsement and a Revolving Credit Endorsement to the title policy issued in connection with the funding of the Existing Notes (the "WET `N' WILD TITLE POLICY") providing for the modification to the Company Deed of Trust pursuant to this Third Amendment and otherwise in the form attached hereto as Exhibit VII, which Endorsements are to be issued by Stewart Title.

                  C. All accrued and unpaid interest on the Tranche A Notes and the Tranche B Notes as of December 15, 1999 and all outstanding legal fees of O'Melveny & Myers LLP, counsel to the Holders, shall be paid in full by wire transfer of immediately available funds.

                  D. All corporate and other proceedings taken or to be taken in connection with the this Third Amendment and all documents incidental hereto not previously found acceptable by the Collateral Agent and its counsel shall be satisfactory in form and substance to the Collateral Agent and such counsel, and the Collateral Agent and its counsel shall have received all such counterpart originals or certified copies of such documents and opinions as the Collateral Agent may reasonably request.

                  E. In the event that the Company does not deliver to the Collateral Agent a copy of the Third Amendment to Subordination; Non-Disturbance and Attornment Agreement duly executed by Wet `N' Wild Nevada on or prior to the satisfaction of all of the conditions set forth in this
Section 3, the Third Amendment Effective Date shall nevertheless occur and the Company shall deliver the Third Amendment to Subordination; Non-Disturbance and Attornment Agreement duly executed by Wet `N' Wild Nevada to the Collateral Agent on or prior to January 5, 2000 or an Event of Default shall be deemed to have occurred.

                  SECTION 4 REPRESENTATIONS AND WARRANTIES

                  In order to induce SunAmerica and Anchor to enter into this Amendment and to amend the Note Purchase Agreement in the manner provided herein, each of SGC and the Company represents and warrants to SunAmerica and Anchor that the following statements are true, correct and complete:

                  A. CORPORATE POWER AND AUTHORITY. Each Credit Party has all requisite corporate power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations under, the Note Purchase Agreement, as amended by this Amendment (the "AMENDED AGREEMENT").

                  B. AUTHORIZATION OF AGREEMENTS. The execution and delivery of this Amendment and the performance of the Amended Agreement have been duly authorized by all necessary corporate action on the part of each Credit Party.

                  C. NO CONFLICT. The execution and delivery by each Credit Party of this Amendment and the performance by each Credit Party of the Amended Agreement and other Basic Documents do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to any Credit Party, the Certificate or Articles of Incorporation or Bylaws of any Credit Party or any order, judgment or decree of any court or other agency of government binding on any Credit Party, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of any Credit Party, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of any Credit Party (other than Liens created under any of the Basic Documents in favor of the Collateral Agent and the Holders), or
(iv) require any approval of stockholders or any approval or consent of any Person under any material contractual obligation of any Credit Party.

                  D. GOVERNMENTAL CONSENTS. The execution and delivery by each Credit Party of this Amendment and the performance by each Credit Party of the Amended Agreement and the other Basic Documents do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body.

                  E. BINDING OBLIGATION. This Amendment, the Amended Agreement and the other Basic Documents have been duly executed and delivered by each Credit Party and are the legally valid and binding obligations of each Credit Party enforceable against each Credit Party in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

                  F. ABSENCE OF DEFAULT. No event will result from the consummation of the transactions contemplated by this Amendment that would constitute an Event of Default or a Potential Event of Default.

                  In order to induce SGC and the Company to enter into this Amendment and to amend the Note Purchase Agreement in the manner provided herein, each of SunAmerica and Anchor represents and warrants to SGC and the Company that on the Third Amendment Effective Date, each of SunAmerica and Anchor is an "accredited investor" within the meaning of Section 501 of the Securities Act, is acquiring the Notes for investment and is not acquiring the Notes with a view to the distribution or sale of the securities within the meaning of the Securities Act, subject, however, to any requirement of law that the disposition of its property be at all times within its control.

                  SECTION 5 ACKNOWLEDGEMENT AND CONSENT

                  SGC is a party to the Note Purchase Agreement and certain other Basic Documents, including the Amended Agreement and SGC Guaranty, pursuant to which, among other things, SGC has guarantied the Obligations of the Company. Sahara Resorts is a party to the Sahara Resorts Guaranty and the Sahara Resorts Pledge Agreement, pursuant to which, among other things, Sahara Resorts has (i) guarantied the Obligations and (ii) created Liens in favor of SunAmerica on certain Collateral to secure the obligations of Sahara Resorts under the

Basic Documents to which Sahara Resorts is party. Casino Properties is a party to the Casino Properties Guaranty and the Casino Properties Pledge Agreement, pursuant to which, among other things, Casino Properties has (i) guarantied the Obligations and (ii) created Liens in favor of SunAmerica on certain Collateral to secure the obligations of Casino Properties under the Basic Documents to which Casino Properties is party. Hacienda Hawaiian is party to the Hacienda Hawaiian Guaranty and the Hacienda Hawaiian Pledge Agreement, pursuant to which, among other things, Hacienda Hawaiian has (i) guarantied the Obligations and (ii) created Liens in favor of SunAmerica on certain Collateral to secure the obligations of Hacienda Hawaiian under the Basic Documents to which Hacienda Hawaiian is party. SGC, Sahara Resorts, Casino Properties sand Hacienda Hawaiian are collectively referred to herein as the "CREDIT SUPPORT PARTIES", and the Guaranties, the Sahara Resorts Pledge Agreement, the Casino Properties Pledge Agreement and Hacienda Hawaiian Pledge Agreement are collectively referred to herein as the "CREDIT SUPPORT DOCUMENTS".

                  Each Credit Support Party hereby acknowledges that it has reviewed the terms and provisions of the Note Purchase Agreement, this Amendment and the other Basic Documents and consents to the amendments and modifications of the Note Purchase Agreement effected pursuant to this Amendment. Each Credit Support Party hereby confirms that each Credit Support Document to which it is a party or otherwise bound and all Collateral encumbered thereby will continue to guaranty or secure, as the case may be, to the fullest extent possible the payment and performance of all "Obligations," "Guaranteed Obligations" and "Secured Obligations," as the case may be (in each case as such terms are defined in the applicable Credit Support Document), including without limitation the payment and performance of all such "Obligations," "Guaranteed Obligations" and "Secured Obligations," as the case may be, in respect of the Obligations of Company now or hereafter existing under or in respect of the Amended Agreement.

                  Each Credit Support Party acknowledges and agrees that any of the Credit Support Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment or any other Basic Document or agreement. Each Credit Support Party represents and warrants that all representations and warranties with respect to such Credit Support Parties contained in the Amended Agreement and the Credit Support Documents to which it is a party or otherwise bound are true, correct and complete in all material respects on and as of the date of this Amendment to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

                  Each Credit Support Party (other than SGC) acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, such Credit Support Party is not required by the terms of the Note Purchase Agreement or any other Basic Document to consent to the amendments to the Note Purchase Agreement effected pursuant to this Amendment and (ii) nothing in the Note Purchase Agreement, this Amendment or any other Note Purchase Document shall be deemed to require the consent of such Credit Support Party to any future amendments to the Note Purchase Agreement.

                  SECTION 6 RELEASE

                  Company and each Credit Support Party, its successors-in-title, legal representatives, assignees and heirs, as applicable, and, to the extent the same is claimed by right of, through or under Company or any such Credit Support Party, its past, present and future employees, agents, representatives, officers, directors, shareholders, parents, subsidiaries, affiliates and trustees, and each of them (the "RELEASING PARTIES") does hereby forever remise, release and discharge the Collateral Agent and each Holder, and the Collateral Agent's and each Holder's successors-in-title, legal representatives and assignees, past, present and future officers, directors, shareholders, trustees, agents, employees, parents, subsidiaries, affiliates, consultants, experts, advisors, attorneys and other professionals, as well as any and all persons and entities to whom the Collateral Agent or any Holder would be liable if such persons or entities were found to be liable to Company or any Credit Support Party or any of them, and each of them (collectively hereinafter the "RELEASED PARTIES"), from any and all manner of action and actions, cause and causes of action, claims, counterclaims, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, damages, judgments, expenses, executions, liens, claims of liens, claims of costs, penalties, attorneys' fees, or any other compensation, recovery or relief on account of any liability, obligation, demand or cause of action of whatever nature relating to, arising out of or in connection with the Note Purchase Agreement, this Amendment, the Amended Agreement and the other Basic Documents or any Events of Default or Potential Events of Default, including but not limited to, acts, omissions to act, actions, negotiations, discussions and events resulting in the finalization and execution of this Amendment or any other Basic Documents, as, among and between any Releasing Party and any Released Party, such claims whether now accrued and whether now known or hereafter discovered, from the beginning of time through the date hereof, and specifically including, without any limitation, any claims of liability asserted or which could have been asserted with respect to, arising out of or in any manner whatsoever connected directly or indirectly with any "lender liability-type" claim (the "RELEASE"). Notwithstanding anything herein to the contrary, this Release will not extend to and will not affect any claims which may be asserted pursuant to events, circumstances, acts or omissions after the date of this Amendment.

                  It is a further condition of the consideration hereof and is the intention of the Company and each Credit Support Party in executing this Amendment that the same shall be effective as a bar as to each and every claim, demand and cause of action specified in this Section 6 and, in furtherance of this intention, Company and each Credit Support Party hereby expressly waives any and all rights or benefits conferred by the provisions of any applicable law, including but not limited to SECTION 1542 OF THE CALIFORNIA CIVIL CODE, and expressly consents that this Amendment shall be given full force and effect according to each and all of its express terms and conditions, including those relating to unknown and unsuspected claims, demands and causes of actions, if any, as well as those relating to any other claims, demands and causes of actions hereinabove specified. SECTION 1542 provides:

                "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

Company and each Credit Support Party acknowledges that it may hereafter discover claims or facts in addition to or different from those which Company or any Credit Support Party now knows or believes to exist with respect to the subject matter of this Agreement described in this Section 6 and which, if known or suspected at the time of executing this Amendment, may have materially affected this Release. Nevertheless, Company and each Credit Support Party hereby waives any right, claim or cause of action that might arise as a result of such different or additional claims or facts. Company and each Credit Party acknowledges that it understands the significance and consequence of such release and such specific waiver herein, including such waivers of SECTION 1542.

                  The parties agree that the references to Section 1542 of the California Civil Code herein are made in an abundance of caution and no inference may be drawn to that section, or any other aspect of California law, governs this Amendment, the Note Purchase Agreement or any other Basic Document.

                  Nothing in this Section 6 or in this Amendment is, is intended to be, or should be construed or constituting a release of any rights or claims that are or may be held by the Released Parties against the Releasing Parties.

                  SECTION 7 MISCELLANEOUS

                  A. REFERENCE TO AND EFFECT ON THE NOTE PURCHASE AGREEMENT AND THE OTHER BASIC DOCUMENTS.

                  (i) On and after the date of this Amendment, each reference in the Note Purchase Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import referring to the Note Purchase Agreement, and each reference in the other Basic Documents to the "Note Purchase Agreement", "thereunder", "thereof" or words of like import referring to the Note Purchase Agreement shall mean and be a reference to the Amended Agreement.

                  (ii) Except as specifically amended by this Amendment, the Note Purchase Agreement and the other Basic Documents shall remain in full force and effect and are hereby ratified and confirmed.

                  (iii) The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of SunAmerica under, the Note Purchase Agreement or any of the other Basic Documents.

                  B. FEES AND EXPENSES. SGC and Company acknowledge that all costs, fees and expenses as described in subsection 9.2 of the Note Purchase Agreement incurred by any Holder and its counsel with respect to this Amendment and the documents and transactions contemplated hereby shall be for the account of Company.

                  C. HEADINGS. Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

                  D. APPLICABLE LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEVADA, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

                  E. COUNTERPARTS; EFFECTIVENESS. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Amendment shall become effective upon the execution of a counterpart hereof by Company, SunAmerica, Anchor and each of the Credit Support Parties and receipt by Company and SunAmerica, Anchor of written or telephonic notification of such execution and authorization of delivery thereof.

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                            SANTA FE GAMING CORPORATION,
                            individually and as a Credit Support Party


                            By: /s/ Thomas K. Land
                               ---------------------------------------------
                            Title: Senior Vice President and Chief Financial Officer


                            SAHARA LAS VEGAS CORP.


                            By: /s/ Thomas K. Land
                               ---------------------------------------------
                            Title: Senior Vice President and Chief Financial Officer


                            SAHARA RESORTS (for purposes of Sections 5 and 6 only), as a Credit Support
                            Party


                            By: /s/ Thomas K. Land
                               ---------------------------------------------
                            Title: Senior Vice President and Chief Financial Officer


                            CASINO PROPERTIES, INC. (for purposes of
                            Sections 5 and 6 only), as a Credit Support Party


                            By: By: /s/ Thomas K. Land
                               ---------------------------------------------
                            Title: Senior Vice President and Chief Financial Officer


                            HACIENDA HAWAIIAN PROPERTIES, INC.
                            (for purposes of Sections 5 and 6 only), as a Credit Support Party


                            By: /s/ Thomas K. Land
                               ---------------------------------------------
                            Title: Senior Vice President and Chief Financial Officer

                            SUNAMERICA LIFE INSURANCE COMPANY,
                            as Holder and as Collateral Agent


                            By: /s/ Peter McMillan
                               ---------------------------------------------
                            Title: Authorized Agent


                            ANCHOR NATIONAL LIFE INSURANCE COMPANY


                            By: /s/ Peter McMillan
                               ---------------------------------------------
                            Title: Authorized Agent


                                      S-2